UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: April 26, 2004

(Date of earliest event reported): April 22, 2004

CORE LABORATORIES N.V.

(Exact name of Registrant as specified in its charter)

Commission File Number 001-14273

The Netherlands	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

ITEM 2. ACQUISITION OR DISPOSTION OF ASSETS

On April 22, 2004, Core Laboratories sold its specialized geophysical and seismic-related assets and business to Paradigm Geotechnology, a privately held company, for approximately $18.4 million in cash proceeds in addition to certain assumed liabilities. The amount of consideration paid was determined in arms-length negotiations between the parties. The transaction includes certain assets and liabilities in Calgary and Houston and two entities in Mexico, all of which are a part of Core Laboratories Reservoir Management segment. The final purchase price will be subject to certain working capital adjustments.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  Financial Statements of business acquired

  Not applicable

  Pro Forma Financial Information

  As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial statements shall be filed by an amendment to this Current Report on Form 8-K no later than May 7, 2004.

  Exhibits

None

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